                                                                    EXHIBIT 11.1
                                                                     PAGE 1 OF 2

                     GREYHOUND LINES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                         THREE MONTHS ENDED
                                                                                            JUNE 30, 1995
                                                                                         ------------------
PRIMARY LOSS PER SHARE

   Net loss     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   (9,883,000)
                                                                                           ===============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . . .        53,852,874
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . . .          (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options . .               ---  *
                                                                                           ---------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . . .        53,743,682
                                                                                           ---------------

   Net loss per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $        (0.18)
                                                                                           ===============



FULLY DILUTED LOSS PER SHARE

   Net loss   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   (9,883,000)
   Plus interest expense on Convertible Debentures  . . . . . . . . . . . . . . . . . .               ---  **
                                                                                           ---------------
   Adjusted net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   (9,883,000)
                                                                                           ===============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . . .        53,852,874
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . . .          (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options . .               ---  *
       Assuming conversion of Convertible Debentures into shares of Common Stock  . . .               ---  **
                                                                                           ---------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . . .         53,743,682
                                                                                           ---------------

   Net loss per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $        (0.18)
                                                                                           ===============



* Option exercises not considered in calculation as exercise would not have a dilutive effect.

** Not used in calculation of weighted average number of common shares due to the antidilutive effect of the assumed conversion of the Convertible Debentures.

                                                                    EXHIBIT 11.1
                                                                     PAGE 2 OF 2

                     GREYHOUND LINES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                          SIX MONTHS ENDED
                                                                                            JUNE 30, 1995
                                                                                         ------------------
PRIMARY LOSS PER SHARE

   Net loss     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  (28,600,000)
                                                                                           ===============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . . . .      53,171,044
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . . . .        (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options . . .             ---  *
                                                                                           ---------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . . . .      53,061,852
                                                                                           ---------------

   Net loss per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $        (0.54)
                                                                                           ===============



FULLY DILUTED LOSS PER SHARE

   Net loss   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  (28,600,000)
   Plus interest expense on Convertible Debentures  . . . . . . . . . . . . . . . . . . .             ---  **
                                                                                           ---------------
   Adjusted net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  (28,600,000)
                                                                                           ===============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . . . .      53,171,044
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . . . .        (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options . . .             ---  *
       Assuming conversion of Convertible Debentures into shares of Common Stock  . . . .             ---  **
                                                                                           ---------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . . . .      53,061,852
                                                                                           ---------------

   Net loss per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $        (0.54)
                                                                                           ===============



* Option exercises not considered in calculation as exercise would not have a dilutive effect.

** Not used in calculation of weighted average number of common shares due to the antidilutive effect of the assumed conversion of the Convertible Debentures.